EXHIBIT 23.1

[Dixon Hughes Logo Appears Here]

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

New Century Bancorp, Inc.

Dunn, North Carolina

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated January 16, 2004, included in the Annual Report of New Century Bancorp, Inc. for the year ended December 31, 2003.

/s/ Dixon Hughes PLLC

Sanford, North Carolina

July 29, 2004